Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Employee Share Purchase Plan of Fiverr International Ltd. of our report dated March 31, 2020, with respect to the consolidated financial statements of Fiverr International Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

September 3, 2020	/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global